UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): November 6, 2025
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed, on March 22, 2019, Curis, Inc. (the “Company”) and its wholly-owned subsidiary, Curis Royalty LLC (“Curis Royalty”), entered into a Royalty Interest Purchase Agreement (the “Oberland Purchase Agreement”) with TPC Investments I LP and TPC Investments II LP (collectively, the “Purchasers”), each of which is a limited partnership managed by Oberland Capital Management, LLC (“Oberland”), and Lind SA LLC, as collateral agent (the “Agent”). In connection with entering into the Oberland Purchase Agreement, Curis Royalty and the Agent entered into a security agreement, the Company and the Agent entered into a pledge agreement and the Company and Curis Royalty entered into a consent and payment direction letter agreement with Genentech, Inc. (“Genentech”).
Pursuant to the Oberland Purchase Agreement, the Purchasers acquired the rights to a portion of certain royalty and royalty-related payments, excluding a portion of non-U.S. royalties retained by Curis Royalty (the “Purchased Receivables”), owed by Genentech on potential net sales of Erivedge® (vismodegib), a first-in-class orally administered small molecule Hedgehog signaling pathway antagonist (“Erivedge”), pursuant to the Collaborative Research, Development and License Agreement, dated as of June 11, 2003, by and between the Company and Genentech (as amended by the First Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of December 10, 2004, the Second Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of April 11, 2005, the Third Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of May 8, 2006 and the Fourth Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of January 1, 2012, the “License Agreement”). Pursuant to the License Agreement, the Company is entitled to royalty on net sales of Erivedge that ranges from 5% to 7.5%. The royalty rate applicable to Erivedge may be decreased by 2% on a country-by-country basis in certain specified circumstances.
Upon closing of the Oberland Purchase Agreement, Curis Royalty received an upfront purchase price of $65.0 million from the Purchasers. Curis Royalty would also be entitled to receive milestone payments of $53.5 million if the Purchasers receive payments pursuant to the Oberland Purchase Agreement in excess of $117.0 million on or prior to December 31, 2026.
On November 6, 2025, the Company sold to TPC Investments Royalty LLC, a limited liability company managed by Oberland, its interest in Curis Royalty. The sale includes the Erivedge intellectual property, other assets associated with Erivedge and the License Agreement (the “Erivedge Business”), in exchange for upfront consideration of $2.5 million and a release of the Company’s liability related to sale of future royalties to Oberland. In connection with such transaction, the Company transferred to Curis Royalty all rights to Curis Technology, Inventions and Joint Patents (each as defined in the License Agreement) and assigned the Company’s rights, duties and obligations under the License Agreement to Curis Royalty. As a result of executing the sale of Curis Royalty to Oberland, in the fourth quarter of 2025, the Company will recognize a gain within its statement of operations and comprehensive loss and the liability related to sale of future royalties will be extinguished. Following the sale, the Company will no longer be entitled to revenues under the License Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 6, 2025 (the “Closing Date”), the Company completed its sale of the Erivedge Business. The information contained above in Item 1.02 is hereby incorporated by reference into this Item 2.01.
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the sale of the Erivedge Business will be filed by amendment to this Current Report on Form 8-K within four business days following the Closing Date.
Item 2.02. Results of Operations and Financial Condition.
On November 6, 2025, Curis, Inc. announced its financial results for the three- and nine-month periods ended September 30, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
As previously disclosed, on August 21, 2025, the Company received notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company has not regained compliance with Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”) which requires the market value of the Company’s listed securities to be at least $35,000,000, its securities would be delisted from The Nasdaq Capital Market unless the Company timely appeals the Staff’s delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”) by August 28, 2025. The Company timely requested a hearing before the Panel, which request stayed any further suspension or delisting action by the Staff, pending the ultimate conclusion of the hearing process.
On October 20, 2025, the Company received written notice from Nasdaq indicating that the Panel has granted the Company an exception until November 14, 2025 (“Exception Period”) to regain compliance with the MVLS Requirement.
The Company is pursuing several alternatives to regain compliance with The Nasdaq Capital Market listing rules.
On November 6, 2025, the Company sold to TPC Investments Royalty LLC, a limited liability company managed by Oberland, its interest in Curis Royalty. The sale includes the Erivedge Business in exchange for upfront consideration of $2.5 million and a release of the Company’s liability related to sale of future royalties to Oberland. In connection with such transaction, the Company transferred to Curis Royalty all rights to Curis Technology, Inventions and Joint Patents (each as defined in the License Agreement) and assigned the Company’s rights, duties and obligations under the License Agreement to Curis Royalty. As a result of executing the sale of Curis Royalty to Oberland, in the fourth quarter of 2025, the Company will recognize a gain within its statement of operations and comprehensive loss and the liability related to sale of future royalties will be extinguished. Following the sale, the Company will no longer be entitled to revenues under the License Agreement.
As a result of the sale of the Erivedge Business, as of the date of this Current Report, the Company believes it has stockholders’ equity well in excess of the $2.5 million requirement for continued listing pursuant to Listing Rule 5550(b)(1) as the alternative requirement for the MVLS Requirement. However, there can be no assurance that the Panel will determine that the Company has regained compliance with Nasdaq continued listing standards or that the Company will remain listed on Nasdaq.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	November 6, 2025	By:	/S/ JAMES E. DENTZER
James E. Dentzer
President and Chief Executive Officer